Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49494) pertaining to the Stock Option Agreements, the 1995 Equity Incentive Plan, the 1997 Equity Incentive Plan, the 2000 Equity Incentive Plan, and the 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-56654) pertaining to the Stock Option Agreements, the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 Nos. 333-77052, 333-104100, and 333-188048) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-89220) pertaining to the 2000 Employee Stock Purchase Plan of Transmeta Corporation of our report dated March 25, 2005 with respect to the consolidated financial statements of Transmeta Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ ERNST & YOUNG LLP
San Jose, California
March 15, 2006